January 11, 2005

For Release:      Immediately
Contact: Investors:          Christopher M. Capone, (845) 486-5439
         News Media:         Denise D. VanBuren, (845) 471-8323

            CH Energy Group, Inc. Projects 2005 Earnings Expectations (Poughkeepsie, NY) CH Energy Group, Inc. (NYSE: CHG) today projected its 2005 consolidated annual earnings would total between $2.55 and $2.75 per share. Earnings expectations for individual subsidiary units were projected as follows:
$2.15 - $2.25 per share from regulated utility Central Hudson Gas & Electric Corporation; 20 - 25 cents per share from fuel distribution companies held within unregulated subsidiary Central Hudson Enterprises Corporation (CHEC); and 20 - 25 cents per share, primarily interest income, from holding company CH Energy Group, Inc. and partnership investments of CHEC.

         The projection includes only minimal earnings contribution from the recent $10.7 million investment in the Cornhusker Energy Lexington Plant currently being constructed in Lexington, Nebraska; the projection does not include any additional earnings that may be generated through the future investment of deployable equity totaling approximately $90 million.

         A report on year-end earnings for 2004 will be available in mid-February 2005. The Company has previously projected its 2004 earnings at between $2.60 and $2.85 per share, noting that $2.30 to $2.45 was estimated to result from the operations of Central Hudson; 20 cents to 25 cents from CHEC's fuel distribution business units; and 10 cents to 15 cents from partnership income and interest income.

         "Our auditors have told us they will require additional time to complete their 2004 year-end work due to new mandates associated with the Sarbanes-Oxley Act," said Chairman of the Board, President and C.E.O. Steven V. Lant. "Accordingly, while it is our intent to release our year-end earnings on or about February 11, we did want to release our 2005 projections today, so as to provide investors with this key information in as timely a fashion as possible."

         Despite the elimination of several beneficial, non-recurring regulatory provisions that expired in 2004, Lant projects that the Company can achieve the 2005 earnings projections through a combination of improved productivity, sales growth and additional interest income.

About CH Energy Group:

         With more than 440,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries:

         Central Hudson Gas & Electric is a regulated transmission and distribution utility serving approximately 355,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends from the suburbs of metropolitan New York City north to the Capital District at Albany. Central Hudson Enterprises Corporation includes business units delivering energy and related services to nearly 85,000 customers in nine states and the District of Columbia. Its regional footprint stretches from Connecticut to the Washington, D.C. area.
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Conference Call:
Mr. Lant, Chairman, President and C.E.O. and Christopher M. Capone, Chief Financial Officer and Treasurer, will conduct a conference call with analysts and investors to discuss 2005 financial projections at 4:00 p.m. (ET) today (January 11, 2005). The number to call is 1-800-553-0329; Conference name is "CH Energy Group." A digitized replay of the call will be available from 9:15 p.m.
(ET) on January 11, 2005, until 11:59 p.m. (ET) on January 18, 2005, by dialing 1-800-475-6701 and entering access code #764524.

Forward-Looking Statements
     Statements included in this news release, including its Appendix and the documents incorporated by reference which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to Registrants' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. Registrants undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

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